Exhibit 10.1

THIRD AMENDMENT
TO FINANCING AGREEMENT

THIRD AMENDMENT, dated as of October 2, 2017 (this "Amendment"), to the Financing Agreement, dated as of August 14, 2015, as amended, restated, supplemented or otherwise modified from time to time (as so amended, the "Financing Agreement"), by and among ALJ Regional Holdings, Inc., a Delaware corporation (the "Parent"), Faneuil, Inc., a Delaware corporation ("Faneuil"), Floors-N-More, LLC, a Nevada limited liability company ("FNM"), Phoenix Color Corp., a Delaware corporation ("PCC", and together with the Parent, Faneuil, FNM and each other Person that executes a joinder agreement and becomes a "Borrower" thereunder, each a "Borrower" and collectively, the "Borrowers"), each subsidiary of the Parent listed as a "Guarantor" on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a "Guarantor" thereunder or otherwise guaranties all or any part of the Obligations (as hereinafter defined), each a "Guarantor" and collectively, the "Guarantors"), the lenders from time to time party thereto (each a "Lender" and collectively, the "Lenders"), Cerberus Business Finance, LLC, a Delaware limited liability company ("CBF"), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent"), and PNC Bank, National Association ("PNC"), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

WHEREAS, the Borrowers, the Guarantors, the Agents and the Lenders wish to amend certain terms and provisions of the Financing Agreement as hereafter set forth.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.   Definitions.  All terms used herein that are defined in the Financing Agreement and not otherwise defined herein shall have the meanings assigned to them in the Financing Agreement.

2.   Amendments.

(a)   New Definitions.  Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

""Moore-Langen" means Moore-Langen Printing Company, Inc., an Indiana corporation."

""Moore-Langen Acquisition" means the acquisition of all of the "Transferred Assets" pursuant to, and as defined in, the Moore-Langen APA."

""Moore-Langen Acquisition Collateral Assignment" means the Collateral Assignment of Acquisition Documents, dated as of the Third Amendment Effective Date, and in

DOC ID - 26568100.8

form and substance satisfactory to the Collateral Agent, made by PCC in favor of the Collateral Agent."

""Moore-Langen APA" means the Asset Purchase Agreement, dated as of September 20, 2017, between PCC, as buyer, Moore-Langen, as seller, and LSC Communications, Inc., as parent."

""Moore-Langen Disbursements" has the meaning specified thereof in Section 6.01(s)."

""Third Amendment" means the Third Amendment to Financing Agreement, dated as of October 2, 2017, among the Borrowers, the Guarantors, the Agents and the Lenders party thereto."

""Third Amendment Disbursement Letter" means a disbursement letter, in form and substance reasonably satisfactory to the Collateral Agent, by and among the Loan Parties, the Agents, the Lenders and the other Persons party thereto, and the related funds flow memorandum describing the sources and uses of all cash payments in connection with the transactions contemplated to occur on the Third Amendment Effective Date."

""Third Amendment Effective Date" has the meaning specified therefor in Section 5 of the Third Amendment."

""Term A Loan Indebtedness" has the meaning specified therefor in Section 2.01(a)(v)."

""Term A-1 Lender" means a Lender making a Term A-1 Loan."

""Term A-1 Loan" means the Term A-1 Loans made by the Term A-1 Lenders to the Borrowers on the Third Amendment Effective Date pursuant to Section 2.01(a)(iv)."

""Term A-1 Loan Commitment" means, with respect to each Term A-1 Lender, the commitment of such Lender to make its respective Term A-1 Loan to the Borrowers on the Third Amendment Effective Date in the amount set forth in Schedule 1.01(A-2) hereto or in the Assignment and Acceptance pursuant to which such Lender became a Lender under this Agreement, as such commitment may be terminated or reduced from time to time in accordance with the terms of this Agreement."

""Term A-1 Loan Disbursements" shall have the meaning specified therefor in Section 6.01(s)."

""Term A-1 Loan First Period" means the period of time after the Third Amendment Effective Date up to and including the date that is the first anniversary of the Third Amendment Effective Date."

""Term A-1 Loan Second Period" means the period of time after the Term A-1 Loan First Period up to and including the date that is the second anniversary of the Third Amendment Effective Date.

""Total Term A-1 Loan Commitment" means the sum of the amounts of the Term A-1 Lenders' Term A-1 Loan Commitments."

(b)   Existing Definitions.

(i)The definition of "Adjusted Consolidated EBITDA" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Adjusted Consolidated EBITDA" means, with respect to any period, the Consolidated EBITDA of the Parent and its Subsidiaries, after giving effect to (i) adjustments set forth in a due diligence quality of earnings report prepared by Crowe Horwath received by the Agents prior to the Effective Date and (ii) any other adjustments agreed to by the Parent and the Agents (such acceptance to be evidenced in writing). For purposes of this Agreement, monthly Adjusted Consolidated EBITDA for the following fiscal months shall deemed to be as follows to give full pro forma effect to the Color Optics Acquisition, Vertex Acquisition and Moore-Langen Acquisition (as if the Color Optics Acquisition, the Vertex Acquisition and Moore-Langen Acquisition had occurred prior to such fiscal months):  (A) fiscal month ended October 31, 2016, $2,848,350, (B) fiscal month ended November 30, 2016, $2,319,089, (C) fiscal month ended December 31, 2016, $3,227,811, (D) fiscal month ended January 31, 2017 $2,552,246 (E) fiscal month ended February 28, 2017, $3,189,925, (F) fiscal month ended March 31, 2017, $3,452,091, (G) fiscal month ended April 30, 2017, $2,716,401, (H) fiscal month ended May 31, 2017, $3,571,156, (I) fiscal month ended June 30, 2017, $3,205,295 and (J) fiscal month ended July 31, 2017, $2,792,599; provided, further, that monthly Adjusted Consolidated EBITDA for the fiscal month ended August 31, 2017, for the fiscal month ended September 30, 2017 and the stub period from October 1, 2017 through October 2, 2017 shall also be deemed to give full pro forma effect to the Moore-Langen Acquisition (as if the Moore-Langen Acquisition had occurred prior to such fiscal month or stub period, as applicable)."

(ii)The definition of "Applicable Margin" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Applicable Margin" means, as of any date of determination, with respect to the interest rate of (a) a Reference Rate Loan or any portion thereof, 5.75% and (b) a LIBOR Rate Loan or any portion thereof, 6.75%."

(iii)The definition of "Applicable Premium" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Applicable Premium" means

(a)as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (c), (d) or (e) of the definition thereof:

(1)with respect to Original Term Loans and Revolving Loans:

(i)during the Initial First Period, an amount equal to 3.0% times the aggregate amount equal to the sum of (A) the principal amount of all Original Term

Loans outstanding, (B) the principal amount of all Revolving Loans outstanding and (C) the amount of the undrawn Total Revolving Credit Commitment, in each case, on the date of such Applicable Premium Trigger Event;

(ii)during the Initial Second Period, an amount equal to 2.0% times the aggregate amount equal to the sum of (A) the principal amount of all Original Term Loans outstanding, (B) the principal amount of all Revolving Loans outstanding and (C) the amount of the undrawn Total Revolving Credit Commitment, in each case, on the date of such Applicable Premium Trigger Event;

(iii)during the (y) Initial Third Period, an amount equal to 1.0% times the aggregate amount equal to the sum of (A) the principal amount of all Original Term Loans outstanding, (B) the principal amount of all Revolving Loans outstanding and (C) the amount of the undrawn Total Revolving Credit Commitment, in each case, on the date of such Applicable Premium Trigger Event; and

(iv)thereafter, zero;

(2)with respect to Term A Loans:

(i)during the Term A Loan First Period, an amount equal to 3.0% times the principal amount of all Term A Loans outstanding on the date of such Applicable Premium Trigger Event;

(ii)during the Term A Loan Second Period, an amount equal to 2.0% times the principal amount of all Term A Loans outstanding on the date of such Applicable Premium Trigger Event;

(iii)during the Term A Loan Third Period, an amount equal to 1.0% times the principal amount of all Term A Loans outstanding on the date of such Applicable Premium Trigger Event; and

(iv)thereafter, zero; and

(3)with respect to the Term A-1 Loans:

(i)during the Term A-1 Loan First Period, an amount equal to 3.0% times the principal amount of all Term A-1 Loans outstanding on the date of such Applicable Premium Trigger Event;

(ii)during the Term A-1 Loan Second Period, an amount equal to 2.0% times the principal amount of all Term A-1 Loans outstanding on the date of such Applicable Premium Trigger Event; and

(iii)thereafter, zero;

(b)as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (a) of the definition thereof:

(i)during the Initial First Period, an amount equal to 3.0% times the amount of the permanent reduction of the Total Revolving Credit Commitment on such date;

(ii)during the Initial Second Period, an amount equal to 2.0% times the amount of the permanent reduction of the Total Revolving Credit Commitment on such date;

(iii)during the Initial Third Period, an amount equal to 1.0% times the amount of the permanent reduction of the Total Revolving Credit Commitment on such date; and

(iv)thereafter, zero;

(c)as of the date of the occurrence of an Applicable Premium Trigger Event specified in clause (b) of the definition thereof:

(1)with respect to Original Term Loans:

(i)during the Initial First Period, an amount equal to 3.0% times the principal amount of the Original Term Loan being paid on such date;

(ii)during the Initial Second Period, an amount equal to 2.0% times the principal amount of the Original Term Loan being paid on such date;

(iii)during the Initial Third Period, an amount equal to 1.0% times the principal amount of the Original Term Loan being paid on such date; and

(iv)thereafter, zero;

(2)with respect to Term A Loans:

(i)during the Term A Loan First Period, an amount equal to 3.0% times the principal amount of the Term A Loans being paid on such date;

(ii)during the Term A Loan Second Period, an amount equal to 2.0% times the principal amount of the Term A Loans being paid on such date;

(iii)during the Term A Loan Third Period, an amount equal to 1.0% times the principal amount of the Term A Loans being paid on such date; and

(iv)thereafter, zero; and

(3)with respect to Term A-1 Loans:

(i)during the Term A-1 Loan First Period, an amount equal to 3.0% times the principal amount of the Term A-1 Loans being paid on such date;

(ii)during the Term A-1 Loan Second Period, an amount equal to 2.0% times the principal amount of the Term A-1 Loans being paid on such date; and

(iv)thereafter, zero."

(iv)The definition of "Excess Cash Flow" in Section 1.01 of the Financing Agreement is hereby amended by adding the following proviso immediately prior to the end of the definition:

"; provided, further, that solely for purposes of calculating the Excess Cash Flow for Fiscal Year 2018, the Moore-Langen Disbursements shall be excluded from the deductions set forth in this clause (b) without duplication."

(v)The definition of "Loan Document" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Loan Document" means this Agreement, the PCC Acquisition Collateral Assignment, the Color Optics Acquisition Collateral Assignment, any Control Agreement, the Disbursement Letter, the First Amendment Disbursement Letter, the Fee Letter, any Guaranty, the Intercompany Subordination Agreement, any Joinder Agreement, any Letter of Credit Application, the Moore-Langen Acquisition Collateral Assignment, any Mortgage, the Third Amendment Disbursement Letter, any Security Agreement, any UCC Filing Authorization Letter, the Vertex Acquisition Collateral Assignment, any landlord waiver, any collateral access agreement, any Perfection Certificate and any other agreement, instrument, certificate, report and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan, any Letter of Credit Obligation or any other Obligation."

(vi)The definition of "Term Loans" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Term Loans" means (i) the Original Term Loans made by the Term Loan Lenders to the Borrowers on the Effective Date pursuant to Section 2.01(a)(ii), (ii) the Term A Loans made by the Term A Lenders on the First Amendment Effective Date pursuant to Section 2.01(a)(iii), (iii) the Term A-1 Loans made by the Term A-1 Lenders on the Third Amendment Effective Date pursuant to Section 2.01(a)(iv) and (iv) after the date on which any additional Incremental Term Loans are made by the applicable Term Loan Lenders to the Borrowers pursuant to Section 2.13, such Incremental Term Loans."

(vii)The definition of "Term Loan Commitment" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Term Loan Commitment" means, with respect to each Lender, the Original Term Loan Commitment, the Term A Loan Commitment, and/or the Term A-1 Loan Commitment of such Lender."

(viii)The definition of "Total Term Loan Commitment" in Section 1.01 of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

""Total Term Loan Commitment" means the sum of (i) the amount of the Lenders' Original Term Loan Commitments, (ii) the amount of the Lenders' Term A Loan Commitments and (iii) the amount of the Lenders' Term A-1 Loan Commitments."

(c)   Section 2.01(a) (Commitments).  Section 2.01(a) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"Section 2.01.  Commitments.  (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

(i)each Revolving Loan Lender severally agrees to make Revolving Loans to the Borrowers at any time and from time to time during the term of this Agreement, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment;

(ii)each Term Loan Lender severally agrees to make the Original Term Loan to the Borrowers on the Effective Date, in an aggregate principal amount not to exceed the amount of such Lender's Original Term Loan Commitment;

(iii)each Term A Lender severally agrees to make the Term A Loan to the Borrowers on the First Amendment Effective Date, in an aggregate principal amount not to exceed the amount of such Lender's Term A Loan Commitment;

(iv)each Term A-1 Lender severally agrees to make the Term A-1 Loan to the Borrowers on the Third Amendment Effective Date, in an aggregate principal amount not to exceed the amount of such Lender's Term A-1 Loan Commitment; and

(v)notwithstanding anything to the contrary contained in this Section 2.01(a), the Loan Parties hereby acknowledge, confirm and agree that (1) immediately prior to the Third Amendment Effective Date, the outstanding principal amount of the Original Term Loan is equal to $82,179,218.53 (such Indebtedness being hereinafter referred to as the "Original Term Loan Indebtedness"), (2) such Original Term Loan Indebtedness shall not be repaid on the Third Amendment Effective Date, but rather shall be continued and re-evidenced by this Agreement as a portion of the Term Loans outstanding hereunder, (3) immediately prior to the Third Amendment Effective Date, the outstanding principal amount of the Term A Loan is equal to $8,838,682.47 (such Indebtedness being hereinafter referred to as the "Term A Loan Indebtedness"), (4) such Term A Loan Indebtedness shall not be repaid on the Third Amendment Effective Date, but rather shall be continued and re-evidenced by this Agreement as a portion of the Term Loans outstanding hereunder, (5) the Term A-1 Loan made on the Third Amendment Effective Date shall be an amount equal to the Total Term A-1 Loan Commitment, and (6) for all purposes of this Agreement and the other Loan Documents, the sum of the Original Term Loan Indebtedness immediately prior to the Third Amendment Effective Date ($82,179,218.53), the Term A Loan Indebtedness immediately prior to the Third Amendment Effective Date ($8,838,682.47) and the Term A-1 Loan made on the Third Amendment Effective Date ($7,500,000) shall constitute the Term Loan outstanding on the Third Amendment Effective Date in the principal amount of $98,517,901.00."

(d)   Section 2.01(b) (Commitments).  Section 2.01(b)(ii) is hereby amended and restated in its entirety as follows:

"(ii)The aggregate principal amount of the Original Term Loan made on the Effective Date shall not exceed the Total Original Term Loan Commitment.  The aggregate principal amount of the Term A Loan made on the First Amendment Effective Date shall not exceed the Total Term A Loan Commitment.  The aggregate principal amount of the Term A-1 Loan made on the Third Amendment Effective Date shall not exceed the Total Term A-1 Loan Commitment.  Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed."

(e)   Section 2.02(a) (Making the Loans).  Clause (iv) of Section 2.02(a) of the Financing Agreement is hereby amended and restated in its entirety as follows:

"(iv)  the proposed borrowing date, which must be a Business Day, and (1) with respect to the portion of the Term Loan funded pursuant to the Total Original Term Loan Commitment must be the Effective Date, (2) with respect to the portion of the Term Loan funded pursuant to the Total Term A Loan Commitment must be the First Amendment Effective Date and (3) with respect to the portion of the Term Loan funded pursuant to the Total Term A-1 Loan Commitment must be the Third Amendment Effective Date."

(f)   Section 2.03(b) (Repayment of Loans; Evidence of Debt).  The first sentence of Section 2.03(b) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(b)  The outstanding principal amount of (i) the Original Term Loans made on the Effective Date pursuant to Section 2.01(a)(ii) shall be repaid in consecutive quarterly installments on the last day of each fiscal quarter beginning on September 30, 2015, each in an amount equal to $1,968,750, (ii) the Term A Loans shall be repaid in consecutive quarterly installments on the last day of each fiscal quarter beginning on September 30, 2016, each in an amount equal to $187,500 and (iii) the Term A-1 Loans shall be repaid in consecutive quarterly installments on the last day of each fiscal quarter beginning on December 31, 2017, each in an amount equal to $140,625; provided, however, that the last such installment with respect to such Term Loans shall be in the amount necessary to repay in full the unpaid principal amount of the Term Loans made pursuant to Section 2.01(a)(ii), (iii) and (iv)."

(g)   Section 2.05(a)(ii) (Reduction of Term Loan Commitments).  Section 2.05(a)(ii) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(ii)Term Loan.  The Total Original Term Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Effective Date.  The Total Term A Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the First Amendment Effective Date.  The Total Term A-1 Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Third Amendment Effective Date."

(h)   Section 2.13 (Incremental Term Loans).  Section 2.13(b) of the Financing Agreement is hereby amended to replace "$6,900,000 (after giving effect to the funding of the Revolving Loans on the Second Amendment Effective Date)" with "$0 (after giving effect to the funding of the Term A-1 Loan on the Third Amendment Effective Date)".

(i)   Section 6.01(s) (Use of Proceeds).  Section 6.01(s) of the Financing Agreement is hereby amended and restated in its entirety to read as follows:

"(s)Use of Proceeds.  The proceeds of the Loans shall be used (y) on the Effective Date to (i) refinance the Existing Credit Facilities (other than the Specified Existing Credit Facilities), (ii) pay up to $90,000,000 of the Purchase Price (as adjusted by working capital adjustments in accordance with the terms of the PCC Acquisition Agreement) payable pursuant to the PCC Acquisition Documents, (iii) pay fees and expenses in connection with the transactions contemplated hereby and (iv) fund working capital of the Borrowers, (z) on or after the First Amendment Effective Date to (i) fund up to $7,000,000 of the purchase price for the Color Optics Acquisition, (ii) pay up to $1,700,000 in the aggregate for employee severance expenses incurred and Capital Expenditures made in connection with the Color Optics Acquisition, (iii) repay up $1,000,000 in principal amount of Revolving Loans outstanding as of the First Amendment Effective Date to the extent such Revolving Loans were used by the Borrowers to make Parent Buybacks in accordance with the Financing Agreement and (iv) fund general corporate and working capital purposes of the Borrowers and to pay fees and expenses related to the First Amendment (the amounts referred to in clauses (i) through (iv) of this clause (z), the "Term A Loan Disbursements"), (aa) on or after the Second Amendment Effective Date to (i) fund up to $8,100,000 of the purchase price for the Vertex Acquisition, (ii) pay up to $3,000,000 in the aggregate for Capital Expenditures to be made in connection with the Vertex Acquisition and (iii) fund general corporate and working capital purposes of the Borrowers and to pay fees and expenses related to the Second Amendment (the amounts referred to in clauses (ii) and (iii) of this clause (aa), the "Specified Disbursements") and (bb) on or after the Third Amendment Effective Date to (i) fund up to $7,500,000 of the purchase price for the Moore-Langen Acquisition, (ii) pay up to $1,000,000 in the aggregate for employee severance expenses incurred and Capital Expenditures to be made in connection with the Moore-Langen Acquisition and (iii) fund general corporate and working capital purposes of the Borrowers and to pay fees and expenses related to the Third Amendment (the amounts referred to in clauses (ii) and (iii) of this clause (bb), the "Moore-Langen Disbursements").  After the Effective Date, the First Amendment Effective Date, the Second Amendment Effective Date and the Third Amendment Effective Date, the proceeds of the Revolving Loans, the Incremental Term Loans (if any) and the Letters of Credit will be used for general corporate and working capital purposes of the Borrowers.

(j)   Schedules to Financing Agreement.  Schedule 1.01(A-2) is hereby added to the Financing Agreement in the form attached as Annex I hereto.  Certain Schedules to the Financing Agreement and Security Agreement are hereby amended and restated and replaced in their entirety with the Schedules attached as Annex II and Annex III, respectively, hereto.

3.   Reaffirmation of Security Agreement.  Each of the Loan Parties reaffirms the grant of security interests in the Collateral (as defined in the Security Agreement) and the grant of the Liens pursuant to the terms of the Security Agreement to the Collateral Agent for the benefit of the Secured Parties, which grant of security interest and Liens shall continue in full force and effect during the term of Financing Agreement, as amended by this Amendment, and any renewals or extensions thereof and shall continue to secure the Obligations.  The Schedules to the Security Agreement are hereby amended and restated and replaced in their entirety with the Schedules attached as Annex III hereto.

4.   Representations and Warranties.  Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

(a)   Organization, Good Standing, Etc.  Each Loan Party (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization or formation, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and, in the case of the Borrowers, to make the borrowings hereunder, and to execute and deliver this Amendment, and to consummate the transactions contemplated hereby and by the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except (solely for the purposes of this subclause (iii)) where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)   Authorization, Etc.  The execution and delivery by each Loan Party of this Amendment, and the performance by each Loan Party of this Amendment and the Financing Agreement, as amended hereby (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of such Loan Party's Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting such Loan Party or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable such Loan Party operations or any of its properties, except, in the case of clause (iv), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect.

(c)   Governmental Approvals.  No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution and delivery of this Amendment by any Loan Party, and the performance by any Loan Party of this Amendment and the Financing Agreement, as amended hereby.

(d)   Enforceability of Amendment.  This Amendment is, and each other Loan Document to which any Loan Party is or will be a party is (or, if applicable, when delivered pursuant hereto, and as amended hereby, will be) a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

5.   Conditions to Effectiveness.  This Amendment shall become effective only upon satisfaction in full (or waiver by the Agents), in a manner satisfactory to the Agents, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the "Third Amendment Effective Date"):

(a)   The Agents shall have received this Amendment, duly executed by the Loan Parties, each Agent and each Lender.

(b)   The representations and warranties contained in this Amendment, in the Financing Agreement and in each other Loan Document, certificate or other writing delivered to any Agent or any Lender pursuant hereto or thereto on or prior to the date hereof are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Third Amendment Effective Date as though made on and as of the Third Amendment Effective Date, except to the extent that any such representation or warranty expressly relates solely to an earlier date (in which case such representation or warranty shall be true and correct in all material respect on and as of such earlier date (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification)).

(c)   No Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(d)   After giving pro forma effect to the Term A-1 Loans to be made on the Third Amendment Effective Date and the payment of all fees (including the fees payable pursuant to Section 2.06 and Section 12.04 of the Financing Agreement), costs and expenses in connection with this Amendment, Availability shall not be less than $10,000,000 and (ii) all liabilities of the Loan Parties shall be current.  The Administrative Borrower shall deliver to the Collateral Agent a certificate of the chief financial officer of the Administrative Borrower certifying as to the matters set forth in clauses (i) and (ii) above and containing a reasonably detailed calculation of Availability.

(e)   All consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of the Term A-1 Loans on the Third Amendment Effective Date shall have been obtained and shall be in full force and effect.

(f)   There shall exist no claim, action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority which relates to the Loans or which could reasonably be expected to have a Material Adverse Effect.

(g)   The Agents and the Lenders shall have received all documentation and other information reasonably requested prior to the Third Amendment Effective Date that is required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations, including the Patriot Act, and all such documentation and other information shall be in form and substance reasonably satisfactory to the Agents and the Lenders.

(h)   The Collateral Agent shall have determined, in its reasonable discretion, that no event or development shall have occurred since June 30, 2017 which could reasonably be expected to have a Material Adverse Effect.

(i)   The making of the Term A-1 Loans on the Third Amendment Effective Date shall not contravene any law, rule or regulation applicable to any Secured Party (it being understood that as of the date hereof, the Agents and the Lenders do not have knowledge of any applicable law, rule or regulation that would cause the Loans to be made or issued by the Agents and the Lenders to be in contravention of any law, rule or regulation applicable to any Agent or any Lender).

(j)   The Borrowers shall have paid on or before the Third Amendment Effective Date all fees, costs, expenses and taxes then payable pursuant to Section 2.06 of the Financing Agreement and Section 12.04 of the Financing Agreement.

(k)   The Agents shall have received evidence, in form and substance reasonably satisfactory to them, that not less than $2,500,000 has been contributed by the Parent in the form of cash equity contributions (which shall be in the form of common stock or preferred stock constituting Qualified Equity Interests) (the "Moore-Langen Equity Contribution").  The proceeds of the Moore-Langen Equity Contribution and the Term A-1 Loans made on the Third Amendment Effective Date shall be sufficient to consummate the Moore-Langen Acquisition and pay all related fees and expenses.

(l)   The Collateral Agent shall have received on or before the Third Amendment Effective Date the following, each in form and substance reasonably satisfactory to the Collateral Agent and, unless indicated otherwise, dated the Third Amendment Effective Date:

(i)the Third Amendment Disbursement Letter, duly executed by the Agents, the Lenders and the Loan Parties;

(ii)the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens (other than Permitted Liens);

(iii)a certificate of an Authorized Officer of each Loan Party, certifying (A) as to copies of the Governing Documents of such Loan Party, together with all amendments thereto (including, without limitation, a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a recent date not more than 30 days prior to the Third Amendment Effective Date by an appropriate official of the jurisdiction of organization of such Loan Party which shall set forth the same complete name of such Loan Party as is set forth herein and the organizational number of such Loan Party, if an organizational number is issued in such jurisdiction), (B) as to a copy of the resolutions of such Loan Party authorizing (1) the borrowings hereunder and the transactions contemplated by this Amendment and the other Loan Documents to which such Loan Party is or will be a party, and (2) the execution, delivery and performance by such Loan Party of this Amendment and each other Loan Document to which such Loan Party is or will be a party and the execution and delivery of the other documents to be delivered by such Person in connection herewith and therewith, (C) the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document (in the case of a Borrower, including, without limitation, Notices of Borrowing, LIBOR Notices and all other notices under this Amendment and the other Loan Documents) to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers and (D) as to the matters set forth in Sections 5(b) and 5(c) of this Amendment;

(iv)a certificate of the chief financial officer of the Parent certifying compliance with the covenants set forth in Section 7.03 of the Financing Agreement, as amended hereby;

(v)a certificate of the appropriate official(s) of the jurisdiction of organization and, except to the extent such failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, each jurisdiction of foreign qualification of each Loan Party certifying as of a recent date not more than 30 days prior to the Third Amendment Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions;

(vi)an opinion of (A) Shearman & Sterling LLP, counsel to the Loan Parties and (B) McDonald Carano LLP and Gordon Feinblatt LLC, each acting as local counsel to the Loan Parties, in each case, as to such matters as the Collateral Agent may reasonably request;

(vii)a certificate of the chief financial officer of the Parent, certifying as to the solvency of the Loan Parties, taken as a whole (after giving effect to the Loans made on the Third Amendment Effective Date), which certificate shall be substantially in the form of the certificate delivered on the Effective Date pursuant to Section 5.01(d)(xi);

(viii)fully executed copies of the Moore-Langen APA and the Moore-Langen Acquisition Collateral Assignment, each in form and substance satisfactory to the Collateral Agent;

(ix)(A) a termination of security interest in Intellectual Property for each assignment for security recorded by any Person at the United States Patent and Trademark Office or the United States Copyright Office and covering any intellectual property of Moore-Langen that constitutes Transferred Assets (as defined in the Moore-Langen APA), and (B) UCC-3 termination statements for all UCC-1 financing statements filed by any Person and covering any portion of the Collateral that includes Transferred Assets; and

(x)a Notice of Borrowing pursuant to Section 2.02 of the Financing Agreement.

6.   Conditions Subsequent to Effectiveness.  The Loan Parties agree that, in addition to all other terms, conditions and provisions set forth in this Amendment, including, without limitation, those conditions to the Third Amendment Effective Date set forth herein, the Loan Parties shall satisfy the conditions subsequent set forth below (it being understood that (i) the failure by the Loan Parties to perform or cause to be performed any such condition subsequent shall constitute an immediate Event of Default (without giving effect to any grace periods set forth in the Financing Agreement) and (ii) to the extent that the existence of any such condition subsequent would otherwise cause any representation, warranty or covenant in this Amendment or any other Loan Document to be breached, the Agents and the Required Lenders hereby waive such breach for the period from the Third Amendment Effective Date until the date on which such condition subsequent is required to be fulfilled pursuant to this section):

(a)   not later than the date that is 60 days after the Third Amendment Effective Date (or such later date as agreed to in writing by the Collateral Agent in its sole discretion), the Collateral Agent shall have received the Real Property Deliverables (including a Phase I ESA and reliance letter prepared by a company reasonably satisfactory to the Collateral Agent (it being agreed that SCS Engineers is satisfactory to the Collateral Agent)) with respect to the New Facility acquired by PCC pursuant to the Moore-Langen APA.

7.   Continued Effectiveness of the Financing Agreement and Other Loan Documents.  Each Loan Party hereby (i) acknowledges and consents to this Amendment, (ii) confirms and agrees that the Financing Agreement and each other Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Third Amendment Effective Date all references in any such Loan Document to "the Financing Agreement", the "Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Financing Agreement shall mean the Financing Agreement as amended by this Amendment, and (iii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Secured Parties, or to grant to the Collateral Agent for the benefit of the Secured Parties a security interest in or Lien on, any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Financing Agreement (as amended hereby) and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects.  This Agreement does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties' obligations to repay the Loans in accordance with the terms of Financing Agreement, or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations shall remain in full force and effect.  Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agents, any Issuing Lender or any Lender under the Financing Agreement or any other Loan Document, nor constitute a waiver of any provision of the Financing Agreement or any other Loan Document.  The amendment of the Financing Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection with this Amendment do not constitute a novation of the Financing Agreement and the other Loan Documents as in effect prior to the Third Amendment Effective Date.

8.   Revolving Loans.  The Borrowers confirm and acknowledge that as of the close of business on September 29, 2017, the Borrowers were indebted to the Revolving Loan Lenders for Revolving Loan Obligations in the aggregate principal amount of $4,338,063.86 and Letter of Credit Obligations in the aggregate principal amount of $2,700,000, in each case without any deduction, defense, setoff, claim or counterclaim, of any nature, plus all fees, costs and expenses incurred to date in connection with the Financing Agreement and other Loan Documents.

9.   Release.  Each Loan Party hereby acknowledges and agrees that:  (a) neither it nor any of its Affiliates has any claim or cause of action against any Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents)

and (b) each Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to such Loan Party and its Affiliates under the Financing Agreement and the other Loan Documents.  Notwithstanding the foregoing and the Lenders wish (and each Loan Party agrees) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents.  Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Third Amendment Effective Date arising out of, connected with or related in any way to this Amendment, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of any Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of each Loan Party, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral on or prior to the Third Amendment Effective Date.

10.   Miscellaneous.

(a)   This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b)   Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c)   This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

(d)   Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a "Loan Document" under the Financing Agreement.  Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Loan Party under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

(e)   Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(f)   The Borrowers will pay on demand all reasonable and documented out-of-pocket fees, costs and expenses of the Agents and the Lenders in connection with the preparation, execution and delivery of this Amendment or otherwise payable under the Financing Agreement, including, without limitation, reasonable fees, disbursements and other charges of counsel to the Agents and the Lenders.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

ALJ REGIONAL HOLDINGS, INC.

By:	/s/ Jess Ravich
Name: Jess Ravich
Title: Executive Chairman

FANEUIL, INC.

By:	/s/ Anna Van Buren
Name: Anna Van Buren
Title: President & CEO

FLOORS-N-MORE, LLC

By:	/s/ Steve Chesin
Name: Steve Chesin
Title: CEO

PHOENIX COLOR CORP.

By:	/s/ Marc Reisch
Name: Marc Reisch
Title: Chairman

Third Amendment to Financing Agreement

GUARANTORS:

FANEUIL TOLL OPERATIONS LLC

By:	/s/ Anna Van Buren
Name: Anna Van Buren
Title: President & CEO

PCC EXPRESS, INC.

By:	/s/ Marc Reisch
Name: Marc Reisch
Title: Chairman

PHOENIX (MD.) REALTY, LLC

By:	/s/ Marc Reisch

Name: Marc Reisch
Title: Chairman

Third Amendment to Financing Agreement

COLLATERAL AGENT:

CERBERUS BUSINESS FINANCE, LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Chief Executive Officer

Third Amendment to Financing Agreement

ADMINISTRATIVE AGENT AND LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Jacqueline Mackenzie
Name: Jacqueline Mackenzie
Title: VP

Third Amendment to Financing Agreement

LENDERS:

CERBERUS ASRS FUNDING LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS AUS LEVERED HOLDINGS LP
By:	CAL I GP Holdings LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS AUS LEVERED II LP
By:	CAL II GP LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS ICQ LEVERED LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS ICQ OFFSHORE LEVERED LP
By:	Cerberus ICQ Offshore GP LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

Third Amendment to Financing Agreement

CERBERUS KRS LEVERED LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS LOAN FUNDING XV L.P.
By:	Cerberus ICQ GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS LOAN FUNDING XVI LP
By:	Cerberus PSERS GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS LOAN FUNDING XVII LTD.
By:	Cerberus ASRS Holdings LLC, its attorney-in-fact

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS LOAN FUNDING XVIII L.P.
By:	Cerberus LFGP XVIII, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

Third Amendment to Financing Agreement

CERBERUS LOAN FUNDING XIX L.P.
By:	Cerberus LFGP XIX, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS N-1 FUNDING LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS OFFSHORE LEVERED III LP
By:	COL III GP Inc.
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS OFFSHORE LEVERED LOAN OPPORTUNITIES MASTER FUND II, L.P.
By:	Cerberus Levered Opportunities Master Fund II GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS SWC LEVERED II LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

Third Amendment to Financing Agreement

CERBERUS LEVERED LOAN OPPORTUNITIES FUND III, L.P.
By:	Cerberus Levered Opportunities III GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS NJ CREDIT OPPORTUNITIES FUND, L.P.
By:	Cerberus NJ Credit Opportunities GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS ASRS HOLDINGS LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS KRS LEVERED LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus KRS Levered Opportunities GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

Third Amendment to Financing Agreement

CERBERUS PSERS LEVERED LOAN OPPORTUNITIES FUND, L.P.
By:	Cerberus PSERS Levered Opportunities GP, LLC
Its:	General Partner

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Senior Managing Director

CERBERUS FSBA HOLDINGS LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

CERBERUS ND CREDIT HOLDINGS LLC

By:	/s/ Daniel E. Wolf
Name: Daniel E. Wolf
Title: Vice President

Third Amendment to Financing Agreement